POWER OF ATTORNEY

We, the undersigned Trustees and officers of each of the Trusts listed on Schedule A hereto, hereby severally constitute and appoint Jameson A. Baxter, George Putnam III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of each of the Trusts listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ Jameson A. Baxter	Chair of the Board and Trustee	January 27, 2017
Jameson A. Baxter

/s/ Kenneth R. Leibler	Vice Chair of the Board and Trustee	January 27, 2017
Kenneth R. Leibler

/s/ Robert L. Reynolds	President and Trustee	January 27, 2017
Robert L. Reynolds

/s/ Jonathan S. Horwitz	Executive Vice President, Principal	January 27, 2017
Jonathan S. Horwitz	Executive Officer and Compliance
Liaison

/s/ Janet C. Smith	Vice President, Principal Financial	January 27, 2017
Janet C. Smith	Officer, Principal Accounting
Officer and Assistant Treasurer

/s/ Liaquat Ahamed	Trustee	January 27, 2017
Liaquat Ahamed

/s/ Ravi Akhoury	Trustee	January 27, 2017
Ravi Akhoury

/s/ Barbara M. Baumann	Trustee	January 27, 2017
Barbara M. Baumann

/s/ Robert J. Darretta	Trustee	January 27, 2017
Robert J. Darretta

/s/ Katinka Domotorffy	Trustee	January 27, 2017
Katinka Domotorffy

/s/ John A. Hill	Trustee	January 27, 2017
John A. Hill

/s/ Paul L. Joskow	Trustee	January 27, 2017
Paul L. Joskow

	Trustee	January 27, 2017
Robert E. Patterson

/s/ George Putnam, III	Trustee	January 27, 2017
George Putnam, III

/s/ W. Thomas Stephens	Trustee	January 27, 2017
W. Thomas Stephens

Schedule A

Registration Statement of Putnam Equity Income Fund on Form N-14 relating to the proposed merger of The Putnam Fund for Growth and Income with and into Putnam Equity Income Fund.

Registration Statement of Putnam Variable Trust on Form N-14 relating to the proposed merger of Putnam VT Growth and Income Fund with and into Putnam VT Equity Income Fund.

Registration Statement of Putnam Global Natural Resources Fund on Form N-14 relating to the proposed merger of Putnam Global Energy Fund with and into Putnam Global Natural Resources Fund.

Registration Statement of Putnam High Yield Advantage Fund on Form N-14 relating to the proposed merger of Putnam High Yield Trust with and into Putnam High Yield Advantage Fund.

Registration Statement of Putnam Tax Exempt Income Fund on Form N-14 relating to the proposed merger of Putnam Michigan Tax Exempt Income Fund and Putnam Arizona Tax Exempt Income Fund with and into Putnam Tax Exempt Income Fund.

Registration Statement of Putnam Funds Trust on Form N-14 relating to the proposed merger of Putnam Global Dividend Fund with and into Putnam Global Sector Fund.